Exhibit 99.20

NON-UNANIMOUS WRITTEN CONSENT TO ACTION

IN LIEU OF SPECIAL MEETING OF THE STOCKHOLDERS

OF

CLEARWIRE CORPORATION

Effective December 7, 2011

The undersigned stockholders of Clearwire Corporation, a Delaware corporation (the “Company”), collectively hold of record, or are otherwise entitled to vote in the aggregate, the minimum number of votes that would be necessary to authorize or take the action set forth in the following resolutions at a meeting at which all shares entitled to vote on this action were present and voted, and therefore, in accordance with Section 228 of the Delaware General Corporation Law and in accordance with the Company’s Restated Certificate of Incorporation (as amended, the “Charter”) and Bylaws, without the necessity of a formal meeting, the undersigned stockholders hereby adopt the following resolutions and hereby consent to the taking of the actions herein set forth (the “Consent”):

APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION

WHEREAS, the Board, by resolution dated November 30, 2011, deemed it to be in the best interest of the Company and the stockholders that the Company amend its Charter to increase the number of authorized shares of Class A Common Stock to 2,000,000,000 and the number of authorized shares of Class B Common Stock to 1,400,000,000, by adopting the amendment set forth on Exhibit A hereto (the “Charter Amendment”);

WHEREAS, the Board has approved the Charter Amendment and has recommended that the stockholders of the Company approve and adopt the Charter Amendment; now, therefore

IT IS HEREBY RESOLVED, that the stockholders approve and adopt the Charter Amendment in the form adopted and approved by the Board as set forth on Exhibit A hereto.

The resolutions adopted by the undersigned stockholders on the date hereof are effective immediately but no action pursuant to those resolutions may be taken until 20 calendar days after a written information statement containing the information specified in Schedule 14C under the Securities Exchange Act of 1934, as amended, is transmitted to the stockholders of the Company. The execution of this Consent shall constitute a written waiver of any notice required by the Delaware General Corporation Law and the Company’s Charter and Bylaws. This Consent may be executed in counterparts, each of which shall be an original, but all of which together shall constitute the same document. Delivery of an originally executed signature page or pages hereto, a counterpart signature page, or a photocopy thereof transmitted by telephone facsimile transmission, shall be as effective as delivery of a manually signed counterpart of this Consent.

SPRINT HOLDCO, LLC

Date: December 7, 2011	By:	/s/ Charles R. Wunsch
	Name:	Charles R. Wunsch
	Title:	President

[Signature Page to Stockholder Written Consent]

COMCAST CORPORATION, as Strategic Investor Representative

Date: December 6, 2011	By:	/s/ Arthur R. Block
	Name:	Arthur R. Block
	Title:	Senior Vice President

[Signature Page to Stockholder Written Consent]

INTEL CAPITAL CORPORATION

Date: November 30, 2011	By:	/s/ Arvind Sodhani
	Name:	Arvind Sodhani
	Title:	President

INTEL CAPITAL (CAYMAN) CORPORATION

Date: November 30, 2011	By:	/s/ Arvind Sodhani
	Name:	Arvind Sodhani
	Title:	President

MIDDLEFIELD VENTURES, INC.

Date: November 30, 2011	By:	/s/ Arvind Sodhani
	Name:	Arvind Sodhani
	Title:	President

INTEL CAPITAL WIRELESS INVESTMENT CORPORATION 2008A

Date: November 30, 2011	By:	/s/ Arvind Sodhani
	Name:	Arvind Sodhani
	Title:	President

INTEL CAPITAL WIRELESS INVESTMENT CORPORATION 2008B

Date: November 30, 2011	By:	/s/ Arvind Sodhani
	Name:	Arvind Sodhani
	Title:	President

INTEL CAPITAL WIRELESS INVESTMENT CORPORATION 2008C

Date: November 30, 2011	By:	/s/ Arvind Sodhani
	Name:	Arvind Sodhani
	Title:	President

[Signature Page to Stockholder Written Consent

Approving Amendment to the Certificate of Incorporation]

Exhibit A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CLEARWIRE CORPORATION

Clearwire Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.	The name of the corporation (hereinafter called the “Corporation”) is Clearwire Corporation.

2.	The date of filing the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware was May 14, 2008.

3.	An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware with an effective time of 1:00 a.m. Eastern Standard Time on November 28, 2008 (the “Restated Charter”).

4.	The Restated Charter was amended by the filing of Certificates of Amendment with the Secretary of State of the State of Delaware on November 26, 2008 and December 21, 2009.

6.	The Restated Charter of the Corporation is hereby amended by striking out the first sentence of Section 4.1 thereof and by substituting in lieu of said sentence the following new first sentence in Section 4.1:

Section 4.1 Capitalization. The total number of shares of all classes of stock that the Corporation is authorized to issue is 3,415,000,000 shares, consisting of 15,000,000 shares of Preferred Stock, par value $.0001 per share (“Preferred Stock”), 2,000,000,000 shares of Class A Common Stock, par value $.0001 per share (“Class A Common Stock”), and 1,400,000,000 shares of Class B Common Stock, par value $.0001 per share (“Class B Common Stock’) together with the Class A Common Stock, the “Common Stock”).

7.	The foregoing amendment was duly adopted in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Certificate of Incorporation of Clearwire Corporation as of the             day of                     , 2011.

CLEARWIRE CORPORATION

By:
Name:
Title: